    SECTION 16 POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Bandwidth Inc. (the “Company”), the undersigned hereby constitutes and appoints the officers of the Company and individuals listed on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.execute for and on behalf of the undersigned Forms ID, 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Schedules 13D and/or Schedules 13G (and any amendments thereto) in accordance with the 1934 Act, and the rules promulgated thereunder, and the authority to create an account on EDGAR-Next;
2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms ID, 3, 4 and 5 and Schedules 13D and/or Schedules 13G (and any amendment or amendments thereto) and any filing requirements in connection with EDGAR-Next and designating account administrators to manage the undersigned’s EDGAR account, and timely file such form with the United States Securities and Exchange Commission; and
3.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to: (1) perform any and all administrative and transactional actions necessary or advisable in connection with the electronic management of the undersigned’s SEC EDGAR account under the EDGAR Next protocol; and (2) do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This authority explicitly includes, but is not limited to, the power to act as an Account Administrator or User on the EDGAR Filer Management dashboard; manage, assign, or revoke roles and user permissions; to execute electronic CIK-to-CIK delegations to third-party filing entities or issuers; generate and update cryptographic access codes, tokens, or credentials; perform mandatory annual filer confirmations and re-certifications on behalf of the undersigned; and take any other actions contemplated by Rule 10 of Regulation S-T; as fully as the undersigned might or could do if personally present. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the 1934 Act.

The undersigned attests and agrees that the use of an electronic signature in any authentication document that includes the undersigned signatory’s typed, conformed signature, and that is filed with or furnished to the Securities and Exchange Commission by or on behalf of the undersigned signatory, the Company or any of its affiliates, constitutes the legal equivalent of the undersigned signatory’s manual signature for purposes of authenticating the undersigned signatory’s signature to any filing or submission for which it is provided. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 and Schedules 13D and Schedules 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of October, 2026.

/s/ Charles R. Schroeder
Charles R. Schroeder

Schedule A
Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1.	Daryl Raiford
2.	Devin Krupka
3.	Leah Webb
4.	Lorna A. Knick
5.	Nicholas Cooper Massey